                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                                 QUEST NET CORP.

                  (Name of Registrant As Specified in Charter)



Payment of Filing Fee (Check the appropriate box):

[x]      No Fee required.

[ ]      Fee computer on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2) Aggregate number of securities to which transaction applies:  N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4) Proposed maximum aggregate value of transaction:  N/A

         (5) Total fee paid:  N/A

[ ]       Fee paid previously with preliminary materials.

[ ]       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:  N/A

         (2) Form, Schedule or Registration Statement No.:  N/A

         (3) Filing Party:  N/A

         (4) Date Filed:  N/A

                                 QUEST NET CORP.
                    1250 E. Hallandale Beach Blvd., Suite 502
                          Pembroke Park, Florida 33009

To Our Stockholders:

         The holders of at least a majority of the outstanding shares of common stock of Quest Net Corp. ("QNet" or the "Company") have executed written consents approving:

         (i) the amendment to the Company's Articles of Incorporation to change the name of the Company from "QNet Corp." to "Markland
Technologies, Inc.";

         (ii) the amendment to the Company's Articles of Incorporation to establish a Series B Convertible Preferred Stock, and

         (iii) the amendment to the Company's Articles of Incorporation to effect a reverse split of the common stock of the Company whereby the Company would exchange one share of common stock for each 40 shares of common stock then issued and outstanding.

         The Board of Directors unanimously approved all of the above actions on March 16, 2001. Since the consenting stockholders, whose shares represent approximately 54% of the Company's outstanding shares of common stock entitled to vote, have consented to the above actions, no meeting of stockholders will be held.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Preliminary Information Statement is being sent to the holders of record of the Company's common stock at the close of business on March __, 2001.

         Your attention is directed to the enclosed Information Statement.


                                          By Order of the Board of Directors

                                         /s/ Charles Wainer
                                         ----------------------
                                             Charles Wainer
                                             President

                                 QUEST NET CORP.
                    1250 E. Hallandale Beach Blvd., Suite 502
                          Pembroke Park, Florida 33009

                            ------------------------

                        PRELIMINARY INFORMATION STATEMENT

                            ------------------------

                                  INTRODUCTION

         This Information Statement is furnished by the Board of Directors of QNet, Inc. (the "Company") to the stockholders of record of the Company's common stock at the close of business on March 16, 2001 (the "Record Date"), and is being sent to you in connection with the action taken by the holders of at least a majority of the voting power of the Company. Those stockholders approved by written consent dated March 16, 2001 (i) an amendment to the Company's Articles of Incorporation (the "Articles") to change the name of the Company to "Markland Technologies, Inc." (the "Name Change"), (ii) the establishment of the Series B Convertible Preferred Stock (the "Series B Stock") and (iii) an amendment to the Articles to effect a reverse split (the "Reverse Split") of the common stock of the Company, par value $0.0001(the "Common Stock") in which all shares of Common Stock that were issued and outstanding immediately prior to the filing of the Articles (the "Existing Common Stock") will automatically be converted into a number of new shares of Common Stock equal to 1 divided by 40 (the "New Common Stock"). This Information Statement and the enclosed materials are being mailed on or before the close of business on April __, 2001, to every security holder entitled to vote or give an authorization or consent in regard to any matter to be acted upon. The Company will cause each of the matters described above to become effective as soon as practicable twenty (20) days after April __, 2001, the date the definitive Information Statement is first sent to the stockholders.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of the Record Date, there were issued and outstanding 49,374,309 shares of the Common Stock, for the purpose of determining stockholders entitled to receive this Information Statement. The Common Stock is the only security of the Company that was entitled to vote on these matters. The stockholders who consented in writing to these matters (the "Consenting Stockholders") held approximately 26,810,000 shares of Common Stock, or approximately 54.3% of the Company's issued and outstanding Common Stock.

         Each holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock in his or her name on the books of the Company on any matter submitted to the vote of the stockholders at any meeting of the stockholders. However, under Florida law, any action that may be taken at any stockholders' meeting may be taken by written consent of the requisite number of stockholders required to take such action. The approval of the amendment to the Articles requires the affirmative vote or written consent of the holders of a majority of the Company's outstanding Common Stock.

         On March 16, 2001, the Consenting Stockholders consented to the Name Change, the Reverse Split, and the establishment of the Series B Stock.

                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

         The following tables set forth information, as of the Record Date, regarding the beneficial ownership of Common Stock owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding voting securities, (ii) each director of the Company,
(iii) each of the executive officers of the Company and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him. This table reflects the following assumptions:

         (a)   that the Reverse Split has occurred;

         (b) that James LLC has converted all of its $3.5 million convertible promissory note into shares of Common Stock, and

         (c)   that the conversion of the Series B Stock has been consummated.

         These assumptions affect the number of shares set forth in the table below, but do not affect the percentage of shares owned in each class, relative to the ownership interests of holders of stock of the same class. The shares currently beneficially held by the stockholders (pre-reverse split and pre-conversion of both the James promissory note and the Series B Stock) are as follows: James LLC, 26,810,000 shares of common stock; Markland LLC, 10 shares of Series B stock (which, according to the terms of the Vidikron Transaction, would convert into approximately 85% of the outstanding common stock of the Company); and Charles Wainer, ________________________ .


NAME AND ADDRESS OF                                      AMOUNT AND NATURE OF       PERCENT
BENEFICIAL OWNER                POSITIONS HELD          BENEFICIAL OWNERSHIP(1)     OF CLASS

Markland LLC                    Stockholder                31,800,000                85.0%
James LLC                       Stockholder                 5,041,553                13.5%
Charles Wainer                  Director/President            360,000                 0.9%
All executive officers and                                    360,000                 0.9%
directors as a group
(1 person)

                            RECENT CHANGE IN CONTROL

         On March 16, 2001, the Company acquired all of the outstanding securities of Vidikron of America, Inc., a privately-held Delaware corporation based in Hillside, New Jersey ("Vidikron"). The acquisition was made pursuant to an Exchange Agreement and Plan of Reorganization among QNet, Vidikron and Markham, LLC, the sole stockholder of Vidikron. Pursuant to the terms of the Exchange Agreement, Vidikron's stockholders received 10 shares of Series B Convertible Preferred Stock (the "Series B Stock") which, after giving effect to its conversion, will equal approximately 85% of the total number of shares of outstanding QNet common stock on a non-diluted basis. Upon closing of the transaction, which is expected to take place before the end of the first quarter of this year, Vidikron will become a wholly-owned subsidiary of QNet (the "Vidikron Transaction").

         The Board believes that the Vidikron Transaction provides the Company with the most viable opportunity of pursuing a long-term growth strategy, and that Vidikron will be a valuable partner with respect to conduct of the Company's business. None of the Directors approving the transaction had a relationship with Vidikron prior to the transaction. The Board determined that Florida corporate law did not require the Company to seek stockholder approval of the Vidikron Transaction.

         In addition and as a condition to the Vidikron Transaction, Vidikron representatives will constitute a majority of the Board of Directors of QNet.

                                 THE NAME CHANGE

         The Company's Board of Directors recommended the Name Change to the stockholders so that the name of the company would reflect Vidikron's sole stockholder, Markland, LLC. The Name Change will be effected by the filing of the Amendment with the Secretary of State of the State of Florida. The approval of the holders of a majority of the outstanding Common Stock was necessary to effect the Name Change. The Name Change was approved by the written consent of the holders of approximately 54% of the outstanding Common Stock.

___________________
 1 Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to convertible securities held by that person that are currently exercisable or convertible, or will become exercisable or convertible within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on (i) 37,412,000 shares of Common Stock outstanding, which assumes (a) the occurrence of the Reverse Split, (b) the conversion by James LLC of all of its $3.5 million convertible promissory note into 4,375,000 shares of Common Stock, and (c) the conversion of all outstanding shares of Series B Stock and (ii) with respect to each beneficial owner, the assumption that all of such owner's convertible securities that are currently exercisable or convertible, or will become exercisable or convertible within 60 days from the date hereof, are outstanding.

                                THE REVERSE SPLIT

         The Company currently does not have a sufficient number of authorized shares of Common Stock to convert the shares of Series B Preferred Stock issued as part of the Vidikron Transaction. Given this, the Company's Board of Directors believed that it was prudent to recommend the Reverse Split to the stockholders in order to consolidate the number of shares outstanding, rather than to increase the number of authorized shares.

         The Reverse Split, which will be effected by the filing of the Amendment with the Secretary of State of the State of Florida and will become effective upon the date of such filing (the "Effective Date"), will result in each 40 or fewer shares of Common Stock issued and outstanding on the Effective Date being automatically converted into one (1) share of New Common Stock. Without any further action on the part of the Company or the stockholders, after the Effective Date, the certificates representing shares of the Existing Common Stock will be deemed to represent such number of shares of New Common Stock as are in accordance with the terms of the Reverse Split. The Effective Date of the Reverse Split will be no earlier than 20 days after the date the definitive Information Statement is sent to the stockholders. Trades of the New Common Stock will continue to be quoted on the NASD's OTC Bulletin Board under the Company's symbol "QNet," but the Company intends to apply to have its symbol changed to reflect the new name of the Company.

EFFECTIVE INCREASE OF AUTHORIZED SHARES

         The Company currently has authorized 50,000,000 shares of Common Stock. The authorized capital stock will not change by reason of the Reverse Split. As of the Record Date, the number of issued and outstanding shares of Existing Common Stock was 49,374,309. After the Reverse Split, the conversion by James LLC of all of its $3.5 million promissory note and the conversion of all of the Series B Stock, the number of issued and outstanding shares of New Common Stock will be 37,412,000. Therefore, the number of authorized but unissued shares of Common Stock will increase from 625,691 to 12,588,000.

         Because the Reverse Split will result in a reduced number of issued and outstanding shares of Common Stock with no change in the number of shares authorized, the Board of Directors will be able to issue Common Stock, including for the conversion of any outstanding convertible securities, without increasing the number of shares authorized, subject to any applicable laws, rules or regulations. If the Company were to issue a significant number of shares, such issuance could result in a potential dilution of the percentage ownership interest of existing stockholders.

EFFECT OF REVERSE SPLIT ON STOCKHOLDERS

         The Reverse Split will not affect any stockholder's proportionate equity interest in the Company, except for those stockholders who would receive one more share of Common Stock in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors, although the Board of Directors does not currently intend to declare or distribute any dividends. The Company's reporting obligations under the Securities Exchange Act of 1934, as amended, will not be affected by the Reverse Split.

         The Company believes the completion of the Reverse Split may cause the trading price of the Common Stock to increase proportionately to the Reverse Split. However, there can be no assurance that the Reverse Split will result in any change in the price of the Common Stock or that, if the price of the Common Stock does increase as a result of the Reverse Split, such increase would be proportional to the amount of the Reverse Split.

EFFECT OF THE REVERSE SPLIT ON CAPITAL STOCK

         The Company's Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Common Stock, of which 49,374,309 were outstanding on the Record Date. Following the Reverse Split, the par value of the Common Stock will remain at $0.0001 per share. Because the number of issued shares of Common Stock will decrease but the par value will remain the same after the Reverse Split, the Company's stated capital will decrease by approximately $1,259, and the Company's surplus account will increase by a corresponding amount. This change in the Company's capital accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the Reverse Split.

CERTAIN ANTI-TAKEOVER EFFECTS OF THE RESERVE SPLIT

         As described above, the Reverse Split will not increase the number of authorized shares of Common Stock available for issuance. However, under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing the remaining authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance could diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Board is proposing the Reverse Split solely for the purpose of increasing the number of authorized but unissued shares of Common Stock. The proposed amendment is not prompted by any specific effort or takeover threat currently known or perceived by management.

         The Reverse Split could have material adverse consequences to the Company's independent stockholders. Such adverse consequences include, but are not limited to the following:

         o Although the Reverse Split will affect the outstanding stock on a pro rata basis, thus affecting each of the stockholders equally, some stockholders will own fewer than 100 shares, which could make it more difficult to sell the shares. Stockholders holding fewer than 100 shares (otherwise known as "Odd Lots") of the Company's Common Stock following the Reverse Split may have difficulty in disposing of their shares because the commissions charged to sell such shares may exceed the value of the shares.

         o The present Board of Directors would have available authorized, but unissued, shares of Common Stock, some or all of which could be issued without stockholder approval. The issuance of a significant number of shares could materially dilute the percentage ownership interest of the current stockholders and there is no assurance that such issuance would result in benefits to the existing stockholders such as greater market liquidity or a higher market price for the shares.

EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES

         After the Effective Date, the Company will authorize the issuance of certificates representing one (1) share of Common Stock in exchange for each 40 shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

         No fractional shares of common stock will be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive, in the aggregate, a number of shares of Common Stock that included a fraction of a share will receive, in lieu thereof, that number of shares rounded up to the next highest whole share. All shares returned to the Company as a result of the Reverse Split will be canceled and returned to the status of authorized but unissued shares.

         The Company's transfer agent will represent the Company as exchange agent ("Exchange Agent") in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified that the Reverse Split has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for new certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Split. To eliminate confusion in the transactions of the Company's Common Stock, the Board of Directors recommends that stockholders surrender their certificates for exchange; however, stockholders are not required to do so. The Company will continue to honor any old certificates, subject to the effect of the Reverse Split prior to any future transfer. The Company will not pay any costs of issuing new certificates. On the Effective Date, each certificate representing shares of Existing Common Stock will be deemed for all purposes to represent the reduced number of shares of New Common Stock that will result from the Reverse Split, whether or not the certificates representing outstanding Common Stock are surrendered for exchange.

NO DISSENTERS' RIGHTS

         Florida Law does not vest stockholders of the Company with dissenters' rights with respect to the Reverse Split.

RESALES OF RESTRICTED SECURITIES

         The Reverse Split will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each stockholder after the Effective Date will be deemed to have been acquired on the date on which the stockholder acquired the shares of Common Stock held immediately prior to the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

         A summary of the federal income tax consequences of the Reverse Split is set forth below. The discussion is based on present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the Reverse Split. We do not purport to deal with all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder's personal investment circumstances or to certain types of stockholders subject to special treatment under the Internal Revenue Code of 1986, as amended (the "Code") (including, without limitation, financial institutions, broker-dealers, regulated investment companies, life insurance companies, tax-exempt organizations, foreign corporations and non-resident aliens). Accordingly, stockholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their own tax situations, including consequences under applicable state, local or foreign tax laws.

         The Company believes the Reverse Split will qualify as a recapitalization under Section 368(a)(1)(E) of the Code, to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes as a result thereof.

         The shares of Common Stock to be issued to each stockholder to effect the Reverse Split will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common

Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefore, provided that such outstanding shares of Common Stock were held by the stockholder as capital assets on the Effective Date.

VOTE REQUIRED

         Approval of the Reverse Split required the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal. Stockholders owning at least a majority of the outstanding shares of Common Stock approved the Reverse Split by written consent dated March 16, 2001.

                                 OTHER BUSINESS

         No further business will be transacted by Written Consent to corporate action in lieu of a meeting of stockholders regarding matters to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

         This Information Statement has been prepared by the Company and its Board of Directors. The Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

         The following document is being delivered to the Company's stockholders together with this Information Statement:

Annex A - Form of Amendment to the Company's Amended Articles of Incorporation.

                                                                         ANNEX A

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 QUEST NET CORP.

         The undersigned does hereby certify that, pursuant to the authority conferred upon the Board of Directors of QUEST NET CORP. (the "Corporation"), a corporation organized and existing under the Florida Business Corporation Act, by Florida Statute 607.0821 and Florida Statute 607.0602 and pursuant to a Board of Directors meeting held on March 16, 2001, whereby all of the members of the Corporation's Board of Directors voted for the issuance of up to 10 shares of the Corporation's authorized but unissued preferred stock, no par value, to be designated the "Series B Convertible Preferred Stock" (the "Series B Stock"), and the Amendment of the Corporation's Articles of Incorporation to provide for, among other things, the establishment of the Series B Stock, and there being no stockholder action required, the Corporation Articles of Incorporation are hereby amended as follows:

                                    ARTICLE I

         The name of the corporation is Quest Net Corp.

                                   ARTICLE II

         The amendment alters ARTICLE ONE of the Corporation's Articles of Incorporation, which ARTICLE ONE shall be and read as follows:

         The name of the corporation is Markland Technologies, Inc.

                                   ARTICLE III

         REVERSE STOCK SPLIT. At 5:00 p.m. Eastern Standard Time on April ___, 2001 (the "Effective Date"), each Forty (40) shares of the Corporation's common stock, par value $.01 per share issued and outstanding (the "Old Common Stock"), shall automatically and without any action on the part of the holder thereof be reclassified and changed into One (1) share of the Corporation's common stock, par value $.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates, which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more), will be entitled to receive, upon surrender of such Old Certificates to the Corporation's exchange agent appointed by the Corporation (the "Exchange Agent") for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof.

         From and after the Effective Date, Old Certificates will represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. Outstanding stock certificates registered in the name of each record holder thereof that represented issued shares of common stock, prior to the effectiveness of these Articles of Amendment, shall represent a number of whole shares of Common Stock equal to the product of

(a) the quotient of 1 divided by 40, multiplied by (b) the number of shares of Common Stock such certificates represented immediately prior to the effectiveness of these Articles of Amendment, rounded up to the nearest whole share.

         In the event that the Corporation's exchange agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the exchange agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange and converted to whole shares, rounded up to the nearest whole share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates so surrendered, provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

                                   ARTICLE IV

         DESIGNATION AND AMOUNT. The shares of such series of the Corporation's Preferred Stock shall be designated as "Series B Convertible Preferred Stock" (the "Series B Stock") and the number of shares constituting the Series B Stock shall be Ten (10). Such number of shares may be increased or decreased by resolution of the Board, subject to Section 2; provided that no decrease may reduce the number of shares of Series B Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion, exercise or exchange of any outstanding securities issued by the Corporation convertible, exercisable or exchangeable into Series B Stock.

         BOARD VOTE. The affirmative vote or consent of the entire Board shall be necessary for authorizing, effecting or validating (a) the issuance of any new shares of capital stock of the Corporation that are senior to the Series B Stock with respect to rights of distribution, liquidation, winding up or dissolution, or (b) any amendment to the terms of the Series B Stock outstanding that materially and adversely affects the rights, preferences and privileges of the Series B Stock.

         DIVIDENDS. The holders of the Series B Stock shall be entitled to receive dividends when, as and if declared by the Board, out of funds legally available therefore, on each outstanding share, in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Series B Stock, on the record date for such dividend payment, is convertible. The right to such dividends on the Series B Stock shall not be cumulative. No such dividend shall be paid with respect to the Common Stock during any fiscal year unless and until such dividend is declared and paid with respect to all outstanding shares of Series B Stock in an amount equal to the dividends paid on such number of shares of Common Stock into which such share of Series B Stock, on the record date for such dividend payment, is convertible.

         LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary:

         The holders of the Series B Stock shall be entitled to receive, upon any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership in such stock, an amount per share of Series B Stock equal to the distribution paid on such number of shares of Common Stock into which such share of Series B Stock, on the record date for such distribution, is convertible (the "Liquidation Amount").

         For purposes of this Section 4, the sale by the Corporation of all or substantially all of its assets or a merger or consolidation of the Corporation with or into any other entity or entities in which the stockholders of the Corporation immediately prior to the sale, merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving company (any such transaction being a "Change of Control Event"), shall, at the election of the holders of a majority of the Series B Stock, be treated as liquidation, dissolution or winding up of the Corporation.

         AUTOMATIC CONVERSION. Immediately after the effective date of a reverse split of the outstanding common stock of the Corporation, without any further action on the part of the Corporation or the holders of the then-outstanding Series B Stock, the Series B Stock shall be automatically converted into Thirty-One Million Eight Hundred Thousand (31,800,000) Conversion Shares. The number of Conversion Shares set forth in the preceding sentence has been determined upon the assumption that after the effective time of the Exchange Agreement and prior to the conversion of the Series B Stock, the aggregate number of outstanding shares of Common Stock has been reduced to one (1) share for each forty (40) shares outstanding. If, at the time of conversion of the Series B Stock, the number of outstanding shares has not been reduced, or has been reduced by a ratio of other than 1-for-40, then the number of Conversion Shares shall be increased or decreased proportionately. Each share of Series B Stock shall be convertible into the number of Conversion Shares equal to the ratio that the aggregate number of shares of Series B Stock issued bears to the aggregate number of shares of Conversion Shares issuable upon the conversion of the Series B Stock.

         MECHANICS OF CONVERSION. Before any holder of Series B Stock converts any such shares into shares of Common Stock pursuant to Section 5(a) herein, such holder shall surrender any certificate or certificates evidencing the shares to be converted at that time, duly endorsed, at the principal office of the Corporation, and shall give written notice to the Corporation at such office of the election to convert such shares into shares of Common Stock. The notice shall state the total number of shares of Series B Stock to be converted and the name of the holder or the name(s) of the nominee(s) of such holder in which any certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder or such nominee(s), a certificate or certificates for the number of full shares of Common Stock to which such holder or such nominee(s) is entitled. Any conversion shall be deemed to occur immediately prior to the close of business on the date of surrender of the shares to be converted or, in the case of automatic conversion, on the date specified in Section 5(b) above, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         NO FRACTIONAL UNITS. No fractional units or scrip representing fractional units shall be issued upon conversion of any shares of Series B Stock. If, upon conversion of any shares of Series B Stock, the holder would, except for the provisions of this Section 5(d), be entitled to a receive a fractional share of Common Stock, then the number of shares of Common Stock to be so issued shall be rounded to the nearest whole number.

         SHARES FREE AND CLEAR. All shares of Common Stock issued in connection with the conversion provisions set forth herein shall be, upon issuance by the Corporation, validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         OTHER ADJUSTMENTS. The Corporation will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, reclassification, merger, dissolution, issue or sale of securities or otherwise, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation hereunder but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series B Stock against impairment.

         COMMON STOCK RESERVED. The Corporation shall use its best efforts to reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the shares of Series B Stock.

         REACQUIRED SHARES. Any shares of Series B Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Series B Stock and may be reissued as part of the current or a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Corporation, or in any other resolution creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                                    ARTICLE V

         These Articles of Amendment were adopted by the stockholders of the Corporation on March 16, 2001.

                                   ARTICLE VI

         The number of shares outstanding was 49,374,309, all of which were entitled to vote on this amendment. The number of shares voted for the amendment was 26,810,000; and the number shares voted against the amendment was 22,564,309.

         Dated this the 16th day of March, 2001.

                                                 QUEST NET CORP.
                                                 a Florida corporation

                                                 Name: /s/ Charles Wainer
                                                      --------------------------
                                                 Title: President
                                                      --------------------------